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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-157529, 333-68868, 333-93105, 333-140419, and 333-69863 on Form S-8, Registration Statement No. 333-187001 on Form S-3, and Registration Statement No. 333-187003 on Form S-4, of our report dated February 25, 2014, relating to the consolidated financial statements and the effectiveness of US Ecology's internal control over financial reporting, appearing in the Annual Report on Form 10-K of US Ecology Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

February 25, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM